SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2015

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 222-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 22, 2015, Charles River Laboratories International, Inc. ("Charles River" or the "Company") amended and restated its existing credit agreement with certain financial institutions and JPMorgan Chase Bank, N.A. as administrative agent (the "Sixth Amended and Restated Credit Agreement"). The Sixth Amended and Restated Credit Agreement (1) modifies the interest rates applicable to the term loans and the revolving loans based on the Company’s leverage ratio, (2) extends the maturity date for the facilities and (3) makes certain other amendments.  The obligations of Charles River under the Sixth Amended and Restated Credit Agreement are guaranteed by Charles River's material domestic subsidiaries and are secured by substantially all of the assets of Charles River and the guarantors, including a pledge of 100% of the capital stock of the domestic subsidiaries (other than the capital stock of any domestic subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes ("Disregarded Entities")) and 65% of the capital stock of certain first-tier foreign subsidiaries and Disregarded Entities.

The Sixth Amended and Restated Credit Agreement provides for up to approximately $1.3 billion in financing, including an approximately $400 million term loan facility and a $900 million revolving facility.  Up to the equivalent of $300 million of the revolving facility is available in euros or Sterling to certain subsidiaries of the Company based in the United Kingdom, the Netherlands and Luxembourg (the “Multicurrency Revolving Facility”), and up to the equivalent of $30 million of the Multicurrency Revolving Facility is available in Japanese yen to a subsidiary of the Company based in Japan.  The term loan facility matures in 20 quarterly installments with the last installment due April 22, 2020. The revolving facility matures on April 22, 2020 and requires no scheduled payment before that date. Under specified circumstances, the Company has the ability to increase the term loans and/or revolving line of credit under the Sixth Amended and Restated Credit Agreement by up to $350 million in the aggregate.  The interest rates applicable to term loans and revolving loans under the credit agreement are, at the Company’s option, equal to either the base rate (which is the higher of (1) the prime rate, (2) the federal funds rate plus 0.50% or (3) the one-month adjusted LIBOR rate) or the adjusted LIBOR rate plus an interest rate margin based upon the Company’s leverage ratio.

The interest rates applicable to term loans and revolving loans under the Sixth Amended and Restated Credit Agreement are lower than the interest rates under the existing facilities reflecting current market conditions.

In addition to the scheduled repayments, Charles River is required to prepay the term loans with the following amounts:
•           100% of any net cash proceeds in connection with permitted receivables financings; and
•           100% of the net cash proceeds from certain incurrences of debt, unless the leverage ratio is 3.00:1 or less.

The Sixth Amended and Restated Credit Agreement requires that Charles River comply with an interest coverage ratio test and a leverage ratio test. In addition, the Sixth Amended and Restated Credit Agreement includes negative covenants that will, subject to significant exceptions, limit the ability of Charles River and its subsidiaries to:

•           incur, assume or permit to exist additional indebtedness or guarantees;
•           incur liens;
•           make investments and loans;
•           engage in mergers, acquisitions and asset sales;
•           enter into agreements limiting subsidiary distributions;
•           engage in certain transactions with affiliates, and
•           alter the business that they conduct.

 The Sixth Amended and Restated Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

 The Sixth Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1
Sixth Amended and Restated Credit Agreement, dated as of April 22, 2015, among Charles River Laboratories International, Inc., the Subsidiary Borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent and the other agents party thereto.

SpecialNote on Factors Affecting Future Results

This Current Report on Form 8-K contains forward-looking statements regarding future events and the future results of Charles River Laboratories International, Inc. (Charles River) that are based on current expectations, estimates, forecasts, and projections about the industries in which Charles River operates and the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can,” “could” and other similar expressions that are predictions of or indicate future events and trends or which do not relate to historical matters are intended to identify such forward-looking statements. These statements are based on current expectations and beliefs of Charles River and involve a number of risks, uncertainties, and assumptions that are difficult to predict. You should not rely on forward-looking statements because they are predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or in the case of statements incorporated by reference, on the date of the document incorporated by reference. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 27, 2014 under the section entitled “Our Strategy” and the section entitled “Risks Related to Our Business and Industry,” in our Quarterly Reports on Form 10-Q under the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations” and in our press releases and other financial filings with the Securities and Exchange Commission. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this report not to occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

Date:	April 22, 2015	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Corporate Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Sixth Amended and Restated Credit Agreement, dated as of April 22, 2015, among Charles River Laboratories International, Inc., the Subsidiary Borrower party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent and the other agents party thereto.